Table of Contents

As filed with the Securities and Exchange Commission on September 16, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PharmaCyte Biotech, Inc.

(Exact name of registrant as specified in its charter)

Nevada	62-1772151
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3960 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89169

(917) 595-2850

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joshua N. Silverman

Chief Executive Officer, President and Chairman of the Board

PharmaCyte Biotech, Inc.

3960 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89169

(917) 595-2850 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth R. Koch

Daniel A. Bagliebter

Jeffrey D. Cohan

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

919 Third Avenue

New York, New York 10022

212-935-3000

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the Securities and Exchange Commission declares the registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2025

PROSPECTUS

PharmaCyte Biotech, Inc.

10,500,000 Shares of Common Stock pursuant to the conversion of Series C Convertible Preferred Stock

10,500,000 Shares of Common Stock pursuant to the exercise of Investor Warrants

560,000 Shares of Common Stock pursuant to the exercise of Placement Agent Warrants

This prospectus relates to the resale or other disposition from time to time of up to an aggregate of 21,560,000 shares of our common stock, par value $0.0001 per share (the “Common Stock”), issuable upon (i) the conversion of shares of our newly designated Series C convertible preferred stock (the “Preferred Shares”), (ii) exercise of warrants (the “Investor Warrants”) that were sold in a private placement (the “Offering”), and (iii) exercise of warrants that were issued pursuant to that certain engagement letter (the “Engagement Letter”) between the Company and GP Nurmenkari Inc. (the “Placement Agent”) as consideration for placement agent services in connection with the Offering (the “Placement Agent Warrants” and, together with the Investor Warrants, the “Warrants”).

The Preferred Shares and Warrants were acquired by the selling stockholders pursuant to the Securities Purchase Agreement (the “Purchase Agreement”), dated August 17, 2025, by and among the Company and the investors listed therein. The Placement Agent Warrants were acquired by the Placement Agent or its designees pursuant to the Engagement Letter. The shares of Common Stock issuable upon the conversion of the Preferred Shares are herein referred to as “Conversion Shares,” and the shares of Common Stock issuable upon the exercise of the Warrants are herein referred to as “Warrant Shares.”

We are registering the resale of the Conversion Shares and Warrant Shares covered by this prospectus as required by the terms of the Registration Rights Agreement, dated August 17, 2025, by and among the Company and the Investors (the “Registration Rights Agreement”). The selling stockholders will receive all of the proceeds from any sales of the shares offered hereby. We will not receive any of the proceeds, but we will incur expenses in connection with the offering. To the extent the Warrants are exercised for cash, if at all, we will receive the exercise price of the Warrants.

The selling stockholders may sell these shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholders. Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. For further information regarding the possible methods by which the Conversion Shares and Warrant Shares may be distributed, see “Plan of Distribution” beginning on page 15 of this prospectus.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “PMCB.” The last reported sale price of our Common Stock on September 15, 2025 was $1.03 per share.

Investing in our Common Stock is highly speculative and involves a significant degree of risk. Please consider carefully the specific factors set forth under “Risk Factors” beginning on page 7 of this prospectus and in our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                          , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our Common Stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of Common Stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this prospectus.

We have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of Common Stock other than the shares of our Common Stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “PharmaCyte,” the “Company,” “we,” “us” and “our” refer to PharmaCyte Biotech, Inc.

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PROSPECTUS SUPPLEMENT

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” together with the additional information described under “Information Incorporated by Reference.”

Overview

We are a biotechnology company focused on developing cellular therapies for cancer based upon a proprietary cellulose-based live cell encapsulation technology known as “Cell-in-a-Box®.” The Cell-in-a-Box® technology is intended to be used as a platform upon which therapies for several types of cancer, including LAPC, will be developed. The current generation of our product candidate is referred to as “CypCaps™.”

Private Placement of Preferred Shares and Warrants

On August 17, 2025, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which we issued and sold to the Investors in a private placement (the “Private Placement”) (i) an aggregate of 7,000 shares of the Company’s newly designated Series C convertible preferred stock, par value $0.0001, with a stated value of $1,000 per share (the “Preferred Shares”), initially convertible into up to 7,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an initial conversion price of $1.00, and (ii) warrants to purchase up to an aggregate of 7,000,000 shares of Common Stock (the “Warrants”). The shares of Common Stock issuable upon conversion of the Preferred Shares are referred to as the “Conversion Shares”.

The terms of the Preferred Shares are as set forth in the Certificate of Designations of Series C Convertible Preferred Shares (the “Certificate of Designations”), which was filed with the Secretary of State for the State of Nevada on August 18, 2025. The Warrants are immediately exercisable at a price of $1.00 per share and expire five years from issuance.

In connection with the Offering, we entered into the Registration Rights Agreement, pursuant to which we are required to, among other things, (a) file a resale registration statement with the SEC to register for resale (i) 150% of the maximum number of Conversion Shares (as defined in the Registration Rights Agreement) issuable upon conversion of the Preferred Shares and (ii) 150% of the maximum number of Warrant Shares issuable upon exercise of the Warrants, promptly following the closing of the Offering, but in no event later than 30 calendar days after the effective date of the Registration Rights Agreement, (b) have such Registration Statement declared effective within 60 days after closing of the Offering (or 90 days after the closing of the Offering if the registration statement is reviewed by the SEC), and (c) maintain the registration until the earlier of (x) the date on which the selling stockholders have sold their Conversion Shares or Warrant Shares without restriction pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and (y) the date on which the selling stockholders no longer hold any Conversion Shares or Warrant Shares.

The Offering is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the investors in the Offering has represented to us that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Conversion Shares and Warrant Shares are being offered without any general solicitation by us or our representatives.

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Preferred Shares

The Preferred Shares are convertible into Common Stock at the election of the holder at any time at an initial conversion price of $1.00 (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Conversion Price (subject to certain exceptions).

The holders of the Preferred Shares are entitled to dividends of 7% per annum, compounded quarterly, which are payable in cash. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Certificate of Designations), the Preferred Shares will accrue dividends at the rate of 15% per annum. The holders of Preferred Shares are entitled to vote with holders of the Common Stock as a single class on all matters that holders of Common Stock are entitled to vote upon, with the number of votes per Preferred Share equal to the stated value of such Preferred Share divided by the then applicable Conversion Price; provided, however that in no event shall the then applicable Conversion Price be less than the “Minimum Price” (as defined in Nasdaq Listing Rule 5635) on the date immediately prior to the date of the Purchase Agreement.

Notwithstanding the foregoing, our ability to settle conversions is subject to certain limitations set forth in the Certificate of Designations, including a limit on the number of shares that may be issued until the time, if any, that our stockholders have approved the issuance of more than 19.99% of the Company’s outstanding shares of Common Stock in accordance with Nasdaq listing standards (the “Nasdaq Stockholder Approval”). We agreed to seek stockholder approval of these matters at a meeting to be held no later than October 31, 2025. Further, each of the Certificate of Designations and Warrants contains a certain beneficial ownership limitation after giving effect to the issuance of shares of common stock issuable upon conversion of the Preferred Shares or exercise of the Warrants, as applicable.

The Certificate of Designations includes certain Triggering Events (as defined in the Certificate of Designations), including, among other things, the Company’s failure to file and maintain an effective registration statement covering the sale of the holder’s securities registrable pursuant to the Registration Rights Agreement and its failure to pay any amounts due to the holders of the Preferred Shares when due. In connection with a Triggering Event, each holder of Preferred Shares will be able to require the Company to redeem in cash any or all of the holder’s Preferred Shares at a premium set forth in the Certificate of Designations.

The Company is subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, acquisition and investment transactions, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends (other than dividends pursuant to the Certificate of Designations), distributions or redemptions, and the transfer of assets, among other matters.

There is no established public trading market for the Preferred Shares and we do not intend to list the Preferred Shares on any national securities exchange or nationally recognized trading system.

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Warrants

Investor Warrants

Pursuant to the Securities Purchase Agreement, the Company issued warrants to purchase shares of Common Stock to the Investors (the “Investor Warrants”) which are exercisable immediately at an exercise price of $1.00 per share (the “Exercise Price”) and expire five years from the date of issuance. The Exercise Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of common stock, or securities convertible, exercisable or exchangeable for common stock, at a price below the then-applicable Exercise Price (subject to certain exceptions). The shares of Common Stock issuable upon exercise of the Investor Warrants are referred to herein as the “Investor Warrant Shares.”

There is no established public trading market for the Investor Warrants and we do not intend to list the Investor Warrants on any national securities exchange or nationally recognized trading system.

Placement Agent Warrants

In connection with the Private Placement, pursuant to an Engagement Letter (the “Engagement Letter”) between the Company and GP Nurmenkari Inc. (the “Placement Agent”), the Company has agreed to pay the Placement Agent Warrants to purchase shares of Common Stock equal to 8.0% of the number of shares of common stock that the Preferred Shares are initially convertible into, with an exercise price of $1.00 per share and a five-year term.

On May 20, 2023, the Company entered into a Securities Purchase Agreement (the “2023 Purchase Agreement”) with TNF Pharmaceuticals, Inc. (formerly, MyMD Pharmaceuticals, Inc.) (“TNF”), pursuant to which it agreed to purchase from TNF (i) shares of TNF’s newly designated Series G Convertible Preferred Stock (the “TNF Preferred Shares”), convertible into 3,854,626 shares of TNF’s common stock, par value $0.001 per share (the “TNF Common Shares”), (ii) warrants to purchase up to 3,854,626 TNF Common Shares with a five-year term (the “Long-Term Warrants”) and (iii) warrants to purchase up to 3,854,626 TNF Common Shares with an 18-month term (the “Short-Term Warrants” and, together with the Long-Term Warrants, the “Series G Warrants”) for an aggregate purchase price of $7,000,000 (the “May 2023 Private Placement”). In connection with the May 2023 Private Placement, the Company entered into an engagement letter with the Placement Agent and Palladium Capital Group, LLC.

Pursuant to the Engagement Letter, in addition, for any warrants of the Company that are issued to investors who are introduced to the Company by the Placement Agent in the Private Placement or were previously issued in connection with the May 2023 Private Placement, and are exercised during the term of the Engagement Letter, the Company shall pay the Placement Agent a cash fee equal to 8.0% of the net proceeds received by the Company from such warrant exercises.

There is no established public trading market for the Placement Agent Warrants and we do not intend to list the Placement Agent Warrants on any national securities exchange or nationally recognized trading system.

The Investor Warrants and Placement Agent Warrants are referred to collectively herein as the “Warrants.” The Investor Warrant Shares and Placement Agent Warrant Shares are referred to herein as the “Warrant Shares.”

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Recent Developments

On September 2, 2025, we entered into a Securities Purchase Agreement (the “September 2025 Purchase Agreement”) with TNF Pharmaceuticals, Inc. (“TNF”), pursuant to which we agreed to purchase from TNF in a private placement (i) shares of TNF’s newly designated Series H convertible preferred stock (the “TNF Preferred Shares”), convertible into 600,000 shares of TNF’s common stock, par value $0.001 per share (the “TNF Common Shares”), and (ii) warrants to purchase up to 600,000 TNF Common Shares (the “TNF Warrants”) that expire five years from the date that TNF’s stockholders approve the issuance of more than 19.99% of TNF’s outstanding shares of TNF Common Stock in accordance with Nasdaq listing standards (the “TNF Stockholder Approval”), for an aggregate purchase price of $3,000,000. The closing of the transaction occurred on September 4, 2025, subject to the satisfaction of customary closing conditions (the “September 2025 Private Placement”).

Risks Associated with Our Business

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section entitled “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended April 30, 2025, incorporated herein by reference. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy.

Corporate Information

We are a Nevada corporation incorporated in 1996. In 2013, we restructured our operations to focus on biotechnology. The restructuring resulted in us focusing our efforts to develop a novel, effective and safe way to treat cancer. In January 2015, we changed our name from Nuvilex, Inc. to PharmaCyte Biotech, Inc. to reflect the nature of our current business.

Our corporate headquarters are located at 3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169. Our telephone number is (917) 595-2850. We maintain a website at www.pharmacyte.com to which we post copies of our press releases as well as additional information about us. Our filings with the SEC are available free of charge through our website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained in our website is not a part of, nor incorporated by reference into, this Registration Statement or our other filings with the SEC, and should not be relied upon.

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THE OFFERING

Shares of Common Stock that May be Offered by the Selling Stockholders	Up to an aggregate of 21,560,000 shares of Common Stock, which are issuable to such selling stockholders pursuant to the terms of the Preferred Shares and Warrants. In accordance with the terms of the Registration Rights Agreement with the holders of the Preferred Shares and the Warrants, the 21,560,000 shares of Common Stock reflects the sum of (i) 150% of the number of shares of Common Stock issuable upon conversion of the Preferred Shares (assuming for purposes hereof that the Preferred Shares are convertible at the initial conversion price of $1.00), and (ii) 150% of the number of shares of Common Stock issuable upon exercise of the Investor Warrants (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) at the initial exercise price of $1.00, and (iii) 100% of the maximum number of shares of Common Stock issuable upon exercise of the Placement Agent Warrants (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation).

Use of Proceeds	We will not receive any proceeds from the sale of the Conversion Shares and Warrant Shares by the selling stockholders. However, if all of the Warrants were exercised for cash, we would receive gross proceeds of approximately $7.5 million. We currently intend to use such proceeds for general corporate purposes and working capital.

Offering Price	The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Nasdaq Capital Market Symbol	“PMCB”

Risk Factors	Investing in our Common Stock involves a high degree of risk. See “Risk Factors” included in this prospectus and beginning on page 7 of our Annual Report on Form 10-K for the fiscal year ended April 30, 2025, incorporated by reference herein, and any other risk factors described in the documents incorporated by reference herein, for a discussion of certain factors to consider carefully before deciding to invest in our Common Stock.

Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the selling stockholders for offer and sale, we are referring to the Conversion Shares and Warrant Shares, each as described under “The Offering” and “Selling Stockholders.” When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer.

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RISK FACTORS

Investing in our securities involves significant risk. Prior to making a decision about investing in our securities, you should carefully consider the risks, uncertainties and assumptions discussed below and discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K for the fiscal year ended April 30, 2025, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

The issuance of the shares of Common Stock covered by this prospectus could significantly increase the total number of shares of Common Stock issued and outstanding and thereby cause our existing stockholders to experience substantial dilution.

The shares of Common Stock being offered pursuant to this prospectus represent Conversion Shares issuable upon the conversion of our Preferred Shares and Warrant Shares issuable upon the exercise of the Warrants. As of September 12, 2025, there were 6,795,779 shares of Common Stock issued and outstanding (prior to any deemed issuance of any Conversion Shares or Warrant Shares). If we are required to issue the maximum number of Conversion Shares and Warrant Shares that are being registered hereunder, the number of shares of Common Stock issued and outstanding after such issuance would represent approximately 76.03% of the number of shares of Common Stock issued and outstanding as of the date of this prospectus. As a result, an existing stockholder’s proportionate interest in us will be substantially diluted. The actual number of shares of Common Stock that we issue to the selling stockholders may be less than the aggregate number of shares covered by this prospectus.

Substantial future sales or other issuances of our Common Stock could depress the market for our Common Stock.

Sales of a substantial number of shares of our Common Stock and any future sales of a substantial number of shares of Common Stock in the public market, including the issuance of shares or any shares issuable upon conversion of the Preferred Shares or exercise of the Warrants, or the perception by the market that those sales could occur, could cause the market price of our Common Stock to decline or could make it more difficult for us to raise funds through the sale of equity and equity-related securities in the future at a time and price that our management deems acceptable, or at all. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or Common Stock, which could also depress the market for our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

You may experience future dilution as a result of future equity offerings and other issuances of our securities.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our Common Stock prices that may not be the same as the price per share paid by the investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Common Stock or securities convertible into shares of Common Stock in future transactions may be higher or lower than the price per share paid to the selling stockholders. Our stockholders will incur dilution upon exercise of any outstanding stock options, warrants or other convertible securities or upon the issuance of shares of Common Stock under our stock incentive programs.

Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities.

The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our most recent Annual Report on Form 10-K for the fiscal year ended April 30, 2025, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the other documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

•	our inability to obtain adequate financing;

•	our ability to successfully implement our business strategies;

•	our ability to attract and retain key personnel;

•	the significant length of time associated with drug development and related insufficient cash flows and resulting illiquidity;

•	existing or increased competition;

•	our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

•	whether the United States (“U.S.”) Food and Drug Administration (“FDA”) approves our Investigational New Drug Application (“IND”) after we complete the FDA’s requested studies and submit a response to the FDA’s clinical hold, so that we can commence our planned clinical trial involving locally advanced, inoperable, non-metastatic pancreatic cancer (“LAPC”);

•	significant government regulation of pharmaceuticals and the healthcare industry;

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•	the success and timing of our preclinical studies and clinical trials;

•	the potential that results of preclinical studies and clinical trials may indicate that any of our technologies and product candidates are unsafe or ineffective;

•	our dependence on third parties in the conduct of our preclinical studies and clinical trials;

•	the difficulties and expenses associated with obtaining and maintaining regulatory approval of our product candidates;

•	the material adverse impact that the coronavirus pandemic may have on our business, including our planned clinical trial involving LAPC, which could materially affect our operations as well as the business or operations of third parties with whom we conduct business;

•	whether the FDA will approve our product candidates after our clinical trials are completed, assuming the FDA allows our clinical trials to proceed after submission and review of our response to the FDA’s clinical hold; and

•	other factors described from time to time in documents that we file with the SEC.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus and in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 10-K for the fiscal year ended April 30, 2025, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders named in this prospectus, and the selling stockholders will receive all of the proceeds from this offering. We may receive up to approximately $7.5 million in aggregate gross proceeds in the event all of the Warrants are exercised for cash. Any proceeds we receive from the exercise of the Warrants will be used for general corporate purposes and working capital. The holders of the Warrants are not obligated to exercise their Warrants for cash, and we cannot predict whether holders of the Warrants will choose to exercise all or any of their Warrants for cash.

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SELLING STOCKHOLDERS

The shares of Common Stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the Preferred Shares and exercise of the Warrants. For additional information regarding the issuance of the Preferred Shares and the Warrants, see “Private Placement of Preferred Shares and Warrants” above. We are registering the Conversion Shares and Warrant Shares in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the Preferred Shares and the Warrants issued pursuant to the Purchase Agreement and the Engagement Letter, as applicable, and except as disclosed in our periodic reports and current reports filed with the SEC from time to time, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of Common Stock held by each of the selling stockholders. The second column (titled “Number of Shares of Common Stock Owned Prior to Offering”) lists the number of shares of Common Stock beneficially owned by the selling stockholders, based on their respective ownership of shares of Common Stock as of September 12, 2025, assuming conversion of the Preferred Shares in full and exercise of the Warrants in full on that date without account of any limitations on conversion and exercise set forth therein.

The third column (titled “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus”) lists the shares of Common Stock being offered by this prospectus by the selling stockholders and does not take in account any limitations on (i) conversion of the Preferred Shares set forth therein or (ii) exercise of the Warrants set forth therein.

In accordance with the terms of the Registration Rights Agreement with the holders of the Preferred Shares and the Warrants, this column reflects the sum of (i) 150% of the maximum number of Conversion Shares issuable upon conversion of the Preferred Shares (assuming for purposes hereof that (x) the Preferred Shares are convertible at the Floor Price of $1.00 and (y) any such conversion shall not take into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations), (ii) 150% of the maximum number of Warrant Shares issuable upon exercise of the Warrants (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) and (iii) 100% of the maximum number of shares of Common Stock issuable upon exercise of the Placement Agent Warrants (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation). The actual number of shares of Common Stock offered hereby and included in the registration statement of which this prospectus forms a part includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares of our Common Stock as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to the Common Stock. Because the conversion price of the Preferred Shares and the exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth and fifth columns (titled “Number of Shares of Common Stock Owned After Offering” and “Beneficial Ownership Following Offering”) assume the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

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Under the terms of the Preferred Shares and the Warrants, a selling stockholder may not convert the Preferred Shares or exercise the Warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our shares of Common Stock which would exceed 4.99%, or, at the election of the selling stockholder, 9.99% of the outstanding shares of the Company. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering(1)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(2)	Number of Shares of Common Stock Owned After Offering(3)	Beneficial Ownership Following Offering(3)
Alto Opportunity Master Fund, SPC-Segregated Master Portfolio B	3,265,874	(4)	940,299	2,639,008	4.99%
Augustus Trading LLC	1,320,820	(5)	1,350,000	420,820	4.99%
Big Mill Pond Capital Management LLC	725,000	(6)	900,000	125,000	1.84%
Brio Capital Master Fund Ltd.	777,705	(7)	268,656	598,601	4.99%
GWD Holdings LLC	100,000	(8)	150,000	–	*
Intracoastal Capital, LLC	8,369,239	(9)	6,313,434	4,160,283	4.99%
Iroquois Capital Investment Group, LLC	1,774,884	(10)	644,775	1,345,034	4.99%
Iroquois Master Fund Ltd	9,777,680	(11)	3,653,730	7,341,860	4.99%
Kingsbrook Opportunities Master Fund LP	358,210	(12)	537,315	–	*
Mainfield Enterprises Inc.	3,287,197	(13)	4,835,820	63,317	*
The Hewlett Fund LP	2,113,607	(14)	805,971	1,576,293	4.99%
Wilson Drive Holdings LLC	466,520	(15)	600,000	66,520	*
Jeffrey Berman	168,000	(16)	168,000	–	*
Michael Silverman	336,000	(17)	336,000	–	*
Albert Pezone	56,000	(18)	56,000	–	*

*Represents beneficial ownership of less than 1% of the outstanding shares.

(1)	This table and the information in the notes below are based upon information supplied by the selling stockholders and upon 6,795,779 shares of Common Stock issued and outstanding as of September 12, 2025 (prior to any deemed issuance of any shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants, including the additional shares of Common Stock being registered in accordance with the terms of the Registration Statement as set forth in Footnote 2 below). Except as expressly noted in the footnotes below, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

(2)	In accordance with the terms of the Registration Rights Agreement with the holders of the Preferred Shares and the Warrants, as the case may be, this column reflects the sum of (i) 150% of the maximum number of Conversion Shares issuable upon conversion of the Preferred Shares (assuming for purposes hereof that (x) the Preferred Shares are convertible at the Floor Price of $1.00, and (y) any such conversion shall not take into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations) (ii) 150% of the maximum number of Warrant Shares issuable upon exercise of the Warrants (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) and (iii) 100% of the maximum number of shares of Common Stock issuable upon exercise of the Placement Agent Warrants (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation). The actual number of shares of Common Stock offered hereby and included in the registration statement of which this prospectus forms a part includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares of our Common Stock as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to the Common Stock.

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(3)	Assumes the maximum number of shares to be sold in this Offering are sold.

(4)	Includes (i) 626,866 shares being registered hereby on behalf of Alto Opportunity Master Fund, SPC-Segregated Master Portfolio B, a Cayman Islands exempted company (“Alto”) (which includes 313,433 shares underlying Series C Preferred Stock and 313,433 shares underlying warrants), and (ii) 2,639,008 shares of Common Stock underlying warrants held by Alto prior to this Offering. Includes, for purposes of this table, certain warrants held by Alto that are not exercisable due to provisions in such warrants blocking exercise if such exercise will result in Alto having beneficial ownership of more than 4.99% of the Common Stock. Alto is a private investment vehicle for which Ayrton Capital LLC, a Delaware limited liability company (the “Investment Manager”), serves as the investment manager. Waqas Khatri serves as the managing member of the Investment Manager and Mr. Khatri has voting and dispositive power over the securities held by Alto. As a result, Mr. Khatri may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held Alto. Alto’s address is 55 Post Road W, 2nd Floor, Westport, CT 06880.

(5)	Includes (i) 900,000 shares being registered hereby on behalf of Augustus Trading LLC (“Augustus”) (which includes 450,000 shares underlying Series C Preferred Stock and 450,000 shares underlying warrants), and (ii) 420,820 shares of Common Stock held by Michael Vasinkevich prior to this Offering. Mr. Vasinkevich has voting and dispositive power over the securities held by Augustus. Augustus’ address is 186 Kings Point Rd. Kings Point NY 11024.

(6)	Includes (i) 600,000 shares being registered hereby on behalf of Big Mill Pond Capital Management LLC (“Big Mill”) (which includes 300,000 shares underlying Series C Preferred Stock and 300,000 shares underlying warrants) and (ii) 125,000 shares of Common Stock underlying stock options held by Daniel Farb prior to this Offering. Mr. Farb has voting and dispositive power over the securities held by Big Mill. Big Mill’s address is 100 Essex Road Newton, MA 02467.

(7)	Includes (i) 179,104 shares being registered hereby on behalf of Brio Capital Master Fund Ltd. (“Brio”) (which includes 89,552 shares underlying Series C Preferred Stock and 89,552 shares underlying warrants) (ii) 73,170 shares of Common Stock held by Brio prior to this Offering, (iii) and 525,431 shares of Common Stock underlying warrants held by Brio prior to this Offering. Shaye Hirsch has voting and dispositive power over the securities held by Brio. Brio’s address is 100 Merrick Road, Suite 401W, Rockville Centre, NY 11570.

(8)	Includes 100,000 shares being registered hereby on behalf of GWD Holdings LLC (“GWD”) (which includes 50,000 shares underlying Series C Preferred Stock and 50,000 shares underlying warrants). David Dinkin has voting and dispositive power over the securities held by GWD. GWD’s address is 26 Hoffstot Lane, Sands Point, New York, NY 11050.

(9)	Includes (i) 4,208,956 shares being registered hereby on behalf of Intracoastal Capital, LLC (“Intracoastal”) (which includes 2,104,478 shares underlying Series C Preferred Stock and 2,104,478 shares underlying warrants), (ii) 527,376 shares of Common Stock held by Intracoastal prior to this Offering,(iii) 2,941,647 shares of Common Stock underlying warrants held by Intracoastal prior to this Offering, (iv) 82,727 shares of Common Stock held by Daniel B. Asher (“Mr. Asher”) prior to this Offering and (v) 608,533 shares of Common Stock underlying warrants held by Mr. Asher prior to this Offering. Includes, for purposes of this table, certain warrants held by Intracoastal that are not exercisable due to provisions in such warrants blocking exercise if such exercise will result in Intracoastal having beneficial ownership of more than 9.99% of the Common Stock. Mitchell P. Kopin (“Mr. Kopin”) and Mr. Asher, each of whom are managers of Intracoastal, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Intracoastal. Intracoastal’s address is 245 Palm Trail, Delray Beach, FL 33483.

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(10)	Includes (i) 429,850 shares being registered hereby on behalf of Iroquois Capital Investment Group, LLC (“ICIG”) (which includes 214,925 shares underlying Series C Preferred Stock and 214,925 shares underlying warrants) and (ii) 1,345,034 shares of Common Stock underlying warrants held by ICIG prior to this Offering. Includes, for purposes of this table, certain warrants held by ICIG that are not exercisable due to provisions in such warrants blocking exercise if such exercise will result in ICIG having beneficial ownership of more than 9.99% of the Common Stock. Richard Abbe is the managing member of ICIG. Mr. Abbe has voting control and investment discretion over securities held by ICIG. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Exchange Act) of the securities held by ICIG. Mr. Abbe disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. ICIG’s address is 2 Overhill Road, Suite 400, Scarsdale, NY 10583.

(11)	Includes (i) 2,435,820 shares being registered hereby on behalf of Iroquois Master Fund Ltd. (“IMF”) (which includes 1,217,910 shares underlying Series C Preferred Stock and 1,217,910 shares underlying warrants) and (ii) 7,341,860 shares of Common Stock underlying warrants held by IMF prior to this Offering. Includes, for purposes of this table, certain warrants held by IMF that are not exercisable due to provisions in such warrants blocking exercise if such exercise will result in IMF having beneficial ownership of more than 9.99% of the Common Stock. Iroquois Capital Management, LLC is the investment manager of IMF. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by IMF. As Managing Members of Iroquois Capital Management, LLC, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by Iroquois Capital Management and IMF. Each of Iroquois Capital Management, LLC, Mr. Abbe and Ms. Page disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein. IMF’s address is 2 Overhill Road, Suite 400, Scarsdale, NY 10583.

(12)	Includes 358,210 shares being registered hereby on behalf of Kingsbrook Opportunities Master Fund LP (“Kingsbrook”) (which includes 179,105 shares underlying Series C Preferred Stock, 179,105 shares of Common Stock underlying warrants). Adam Chill has voting and dispositive power over the securities held by Kingsbrook. Kingsbrook’s address is 689 Fifth Avenue, 12th Floor, New York, NY 10022.

(13)	Includes (i) 3,223,880 shares being registered hereby on behalf of Mainfield Enterprises Inc. (“Mainfield”) (which includes 1,611,940 shares underlying Series C Preferred Stock and 1,611,940 shares underlying warrants) and (ii) 63,317 shares of Common Stock held by Mainfield prior to this Offering. Eldad Gal has voting and dispositive power over the securities held by Mainfield. Mainfield’s address is Ariel House, 74A Charlotte Street, 6th Floor, London W1T 4QJ.

(14)	Includes (i) 537,314 shares being registered hereby on behalf of The Hewlett Fund LP (“Hewlett”) (which includes 268,657 shares underlying Series C Preferred Stock and 268,657 shares underlying warrants) and (ii) 1,576,293 shares of Common Stock underlying warrants held by Hewlett prior to this Offering. Martin Chopp has voting and dispositive power over the securities held by Hewlett. Hewlett’s address is 100 Merrick Road, Suite 400W, Rockville Centre, NY 11570.

(15)	Includes (i) 400,000 shares being registered hereby on behalf of Wilson Drive Holdings LLC (“Wilson”) (which includes 200,000 shares underlying Series C Preferred Stock and 200,000 shares underlying warrants) and (ii) 66,250 shares of Common Stock underlying warrants held by Craig Schwabe prior to this Offering. Mr. Schwabe has voting and dispositive power over the securities held by Wilson. Wilson’s address is 600 Lexington Avenue, 32nd Floor New York, New York 10022

(16)	Includes 168,000 shares of Common Stock underlying warrants held by Jeffrey Berman as designee of GP Nurmenkari Inc. Mr. Berman’s address is c/o GP Nurmenkari Inc., 22 Elizabeth Street, Norwalk, CT 06854.

(17)	Includes 336,000 shares of Common Stock underlying warrants held by Michael Silverman as nominee of GP Nurmenkari Inc. Mr. Silverman’s address is c/o GP Nurmenkari Inc., 22 Elizabeth Street, Norwalk, CT 06854.

(18)	Includes 56,000 shares of Common Stock underlying warrants held by Albert Pezone as nominee of GP Nurmenkari Inc. Mr. Pezone’s address is c/o GP Nurmenkari Inc., 22 Elizabeth Street, Norwalk, CT 06854.

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PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants to permit the resale of these shares of Common Stock by the holders of the Preferred Shares and Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock, although we will receive the exercise price of any Warrants not exercised by the selling stockholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling stockholders may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the registration statement, of which this prospectus forms a part, is declared effective by the SEC;

•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

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The selling stockholders may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of Common Stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the Preferred Shares, Warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the Common Stock. All of the foregoing may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, estimated to be approximately $70,965 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

The validity of the shares of Common Stock offered in this prospectus has been passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

The consolidated financial statements of PharmaCyte Biotech, Inc. as of and for the year ended April 30, 2025 incorporated by reference in this registration statement and accompanying prospectus have been audited by CBIZ CPAs P.C., an independent registered public accounting firm, as stated in their report. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in auditing and accounting.

The consolidated financial statements of PharmaCyte Biotech, Inc. as of and for the year ended April 30, 2024 incorporated by reference in this registration statement and accompanying prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act and we therefore file periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

This prospectus constitutes part of a registration statement filed under the Securities Act with respect to the shares of Common Stock covered hereby. As permitted by the SEC’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference room and website of the SEC referred to above. You may also access our filings with the SEC on our website, which is located at https://pharmacyte.com. The information contained on our website is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed or incorporated by reference as an exhibit to the registration statement or as an exhibit to our Exchange Act filings, each such statement being qualified in all respects by such reference.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-40699):

•	our Annual Report on Form 10-K for the year ended April 30, 2025, filed with the SEC on August 11, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended July 31, 2025, filed with the SEC on September 15, 2025;

•	our Current Reports on Form 8-K, filed with the SEC on August 18, 2025 and September 5, 2025; and

•	the description of our Common Stock set forth in our registration statement on Form 8-A, filed with the SEC on August 2, 2021, including any further amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Common Stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to PharmaCyte Biotech, Inc.: 3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169, Attention: President. Our phone number is (917) 595-2850.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses payable by the Registrant, in connection with the sale of the securities being registered under this registration statement. All amounts shown are estimates except for SEC registration fee.

	;	Amount
SEC registration fee		$3,465.88
Legal fees and expenses		$50,000
Accounting fees and expenses		$17,500
Total		$70,965.88

Item 15. Indemnification of Directors and Officers.

Our directors and officers are indemnified as permitted by our Articles of Incorporation, as amended (the “Articles of Incorporation”), our bylaws, as amended (the “Bylaws”) and the Nevada Revised Statutes (“NRS”). We believe that the indemnity and limitation of liability provisions contained in the indemnification agreements that we have with our officers and directors are necessary to attract and retain qualified persons for those positions. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

The following is a summary of the relevant provisions in our Articles of Incorporation, Bylaws, and Nevada law with regard to limitation of liability and indemnification of our directors and officers. The full provisions are contained in the NRS and such documents.

Limitation of Liability

The NRS provide that an officer or director of a Nevada corporation will not be liable for acts or omissions unless:

•	The presumption that the officer or director acted in good faith, on an informed basis and with a view to the interests of the corporation is rebutted;

•	It is proven that the officer's or director's acts or omissions constituted a breach of fiduciary duties; and

•	It is proven that such breach involved intentional misconduct, fraud, or a knowing violation of law.

II-1

Indemnification

The indemnification agreements that we have with our officers and directors provide for their indemnification to the fullest extent permitted by Nevada law. Our Bylaws and the NRS provide that we may indemnify our directors and officers who were or are a party or are threatened to be made a party to any threatened, pending, or completed action, lawsuit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, lawsuit, or proceeding as long as such person:

•	Is not liable under Section 78.138 of the NRS, i.e., exercised his or her powers as a director or officer of the corporation in good faith and with a view to the interests of the corporation; and

•	Acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interest of the corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

We are required to indemnify any director or officer against expenses, including attorneys’ fees, incurred by such person who has been successful on the merits or otherwise in defense of any action, suit, or proceeding.

We will advance expenses of any director or officer incurred in defending any civil or criminal action, lawsuit, or proceeding and such director or officer must repay the amount advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, lawsuit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, both of which are likely to materially reduce the market and price for our shares.

We maintain a director and officer insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

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Item 16. Exhibits.

EXHIBIT LIST

Exhibit Number	Description
3.1*	Certificate of Designations for the Series C Convertible Preferred Stock.

4.1	Form of Warrant (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed on August 18, 2025).

4.2*	Form of Placement Agent Warrant.

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo P.C.

10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed on August 18, 2025).

10.2	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K, filed on August 18, 2025).

10.3	Engagement Letter, dated August 17, 2025 by and between PharmaCyte Biotech, Inc. and GP Nurmenkari Inc. (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K, filed on August 18, 2025).

23.1*	Consent of CBIZ CPAs P.C.

23.2*	Consent of Marcum LLP.

23.3*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo P.C. (contained in Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included in the signature page of this registration statement).

107*	Filing Fee Table.

* Filed herewith.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

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The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on September 16, 2025.

PHARMACYTE BIOTECH, INC.

By:	/s/ Joshua N. Silverman
Joshua N. Silverman
Chief Executive Officer, President and Chairman of the Board

POWER OF ATTORNEY

We, the undersigned directors and officers of PharmaCyte Biotech, Inc., hereby severally constitute and appoint Joshua N. Silverman and Carlos A. Trujillo, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of PharmaCyte Biotech, Inc., and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joshua N. Silverman	Chief Executive Officer, President and Chairman of the Board	September 16, 2025
Joshua N. Silverman	(Principal Executive Officer)

/s/ Carlos A. Trujillo	Chief Financial Officer	September 16, 2025
Carlos A. Trujillo	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dr. Michael Abecassis	Director	September 16, 2025
Dr. Michael Abecassis

/s/ Jonathan L. Schechter	Director	September 16, 2025
Jonathan L. Schechter

/s/ Wayne R. Walker	Director	September 16, 2025
Wayne R. Walker

/s/ Robert Weinstein	Director	September 16, 2025
Robert Weinstein

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